UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 27, 2005
                        (Date of earliest event reported)

                                  NDS Group plc
             (Exact name of registrant as specified in its charter)


      England and Wales                0-30364                Not applicable
(State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)              File Number)           Identification No.)


          One London Road, Staines, Middlesex, United Kingdom TW18 4EX
               (Address of principal executive offices) (Zip code)

      Registrant's telephone number, including area code: +44 208 476 8000



[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 24, 2005, the Remuneration Committee of the Board of Directors of NDS Group plc (the "Company") approved the acceleration of vesting of unvested out-of-the-money stock options granted under the Company's stock option plans. The affected options are those with exercise prices greater than $32.50 per share, which was the closing price of the Company's Series A ordinary shares (as traded in the form of American Depositary Receipts on the Nasdaq National Market) on June 21, 2005. As a result of this action, the vesting of approximately 551,000 previously unvested stock options was accelerated and are now immediately exercisable. None of the unvested stock options held by the Company's Directors, Chief Executive Officer or Chief Financial Officer were accelerated.

The Remuneration Committee's decision to accelerate the vesting of these options was in anticipation of compensation expense to be recorded subsequent to the effective date of Statement of Financial Accounting Standards No. 123 (Revised
2004), Share-Based Payment ("SFAS 123R") on July 1, 2005. SFAS 123R requires companies to recognize the grant-date fair value of stock options issued to employees as an expense in the income statement, and as of the effective date will require the Company to recognize the compensation costs related to share-based payment transactions, including stock options. In addition, the Remuneration Committee considered that because these options had exercise prices in excess of the current market value they were not fully achieving their original objectives of incentive compensation and employee retention, and it believed that the acceleration would have a positive effect on employee morale. The future compensation expense to be recorded upon adoption of SFAS 123R that is eliminated as a result of the acceleration of the vesting of these is approximately $9.6 million ($8.8 million net of tax) of which $5.1 million ($4.7 million net of tax), $2.7 million ($2.5 million net of tax), $1.4 million ($1.2 million net of tax), and $0.4 million ($0.4 million net of tax) will be realized in fiscal years 2006, 2007, 2008 and 2009, respectively.

The following table summarizes information with respect to the options subject to the accelerated vesting. Outstanding options vest in four annual instalments from the grant date:

         Exercise price               Grant Date             Unvested options
                                                         subject to acceleration
                                                             (approximately)

              $32.96                 December 2004               531,000
              $33.70                  April 2005                  20,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 27, 2005                                NDS Group plc


                                              By:  /s/ Alexander Gersh
                                                   -------------------------

                                                   Alexander Gersh
                                                   Chief Financial Officer